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                                                                    EXHIBIT 11.1


                      INVIVO CORPORATION AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE

                                                   THREE MONTHS ENDED              SIX MONTHS ENDED
                                                      DECEMBER 31,                    DECEMBER 31,
                                                    1998          1997            1998           1997
                                                 ----------     ----------     ----------     ----------
BASIC:

         Weighted average common
          shares outstanding                      3,277,386      3,265,233      3,273,667      3,260,646
                                                 ==========     ==========     ==========     ==========

         Net Income                              $  893,200        543,200      1,652,500      1,003,100
                                                 ==========     ==========     ==========     ==========

         Basic net income per common share       $     0.27           0.17           0.50           0.31
                                                 ==========     ==========     ==========     ==========

DILUTED:

         Weighted average common
          shares outstanding (basic)              3,277,386      3,265,233      3,273,667      3,260,646

         Dilutive stock options                     309,132        150,795        133,102        206,444
                                                 ----------     ----------     ----------     ----------

         Weighted average common
          shares outstanding (diluted)            3,586,518      3,416,028      3,551,454      3,393,748
                                                 ==========     ==========     ==========     ==========

         Net Income                              $  893,200        543,200      1,652,500      1,003,100
                                                 ==========     ==========     ==========     ==========

         Diluted net income per common share     $     0.25           0.16           0.47           0.30
                                                 ==========     ==========     ==========     ==========
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